Exhibit 99.1

Harris Corporation to Acquire Encoda Systems,
A Global Leader in Broadcast Media Software

MELBOURNE, Florida, October 6, 2004 – Harris Corporation (NYSE: HRS) has signed a definitive agreement to acquire Encoda Systems Holdings, Inc., a leading global supplier of software and service solutions for the broadcast media industry, including television, radio, cable, satellite, and advertising agency customers around the world. Encoda’s end-to-end workflow solutions include traffic and billing and program-scheduling systems that are broadcast industry standards, and their automation and media asset management solutions are very complementary to Harris’ existing automation business.

Encoda Systems is a privately held company, owned by Thomas H. Lee Partners, Blackstone Capital Partners, Evercore Capital Partners, and others, that resulted from a combination of Enterprise Software, Columbine JDS Systems, and Drake Automation. Today, the company has approximately 700 employees with operations in the U.S., Canada, the UK, and Australia. It serves more than 600 customers in 34 countries. Encoda revenue for the 12 months ended June 30, 2004, was $124 million. Harris will acquire Encoda Systems for approximately $340 million in cash, subject to post-closing adjustments, customary closing conditions, and regulatory approvals. The transaction is expected to close in early November, and the acquisition is expected to be immediately accretive to Harris earnings in fiscal year 2005 at approximately $0.12 per diluted share. This excludes the write-off of in-process R&D and one-time integration costs, which cannot be determined at this time without unreasonable efforts.

“Encoda Systems is an outstanding strategic fit with Harris’ industry-leading Broadcast Communications business,” said Howard L. Lance, chairman, president and chief executive officer of Harris Corporation. “Encoda’s enterprise software solutions will significantly expand Harris’ existing product offering to the global broadcast media market. Encoda will also give Harris market reach beyond our existing customer base into new cable and satellite markets.

“As digital content continues to move center stage in the media industry, Harris will be leading with solutions for our customers that automate workflow, improve efficiency, and reduce costs,” Lance continued. “With this acquisition, Harris can now truly offer end-to-end workflow solutions — software, hardware, and services — for customers worldwide. Clearly, the combination of Harris and Encoda solutions will create a powerful resource that can address all phases of the complex transition of technology to modernize and streamline operations.”

Jeremy Wensinger, president of Harris’ Broadcast Communications Division commented, “The Harris-Encoda combination will position Harris as a preeminent supplier of open, integrated, enterprise-wide workflow systems for any operation that creates, manages, and distributes rich media. Harris will continue to offer and support current Harris and Encoda product lines and provide our customers the best solution at every link of the content chain. When customers choose Harris and Encoda, they will be investing in platforms that will take their businesses seamlessly into the future.”

HARRIS CORPORATION	1025 West NASA Boulevard, Melbourne, FL USA 32919	assuredcommunications™

“The Harris-Encoda combination is a solid partnership between two leaders in the broadcast media industry,” said Don Doctor, chairman of Encoda Systems. “It is good news for our customers and good news for our employees. Harris has made a long-term commitment to the broadcast media industry and has the size and resources to insure continuing investments in technology.”

“Encoda Systems has exciting new technology under development,” Lance concluded. “We will leverage the development resources available in both businesses to move technology into the market more quickly. The Encoda team also has a great depth of understanding and vision for the needs of broadcast media clients. Our combined scale will help turn this vision into a reality by leveraging the technology capabilities of all our commercial and government divisions.”

Harris will host a conference call today at 5:00 p.m., Eastern Time, to discuss the above items. Interested individuals are invited to listen to the call by using a dial-in number: (913) 981-5519, access code: 982853. The conference call also will be broadcast live via the Internet. The live webcast, presentation materials, and a replay will be available at http://www.harris.com.

Harris Corporation is an international communications technology company focused on providing assured communications™ products, systems and services for government and commercial customers. The company’s operating divisions serve markets for government communications, tactical radio, broadcast, and microwave systems. Harris provides systems and service to customers in more than 150 countries. Additional information about Harris Corporation is available at www.harris.com.

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Forward-Looking Statement

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to the anticipated timing of the closing of the Encoda acquisition and the impact of the acquisition on our fiscal 2005 earnings. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: uncertain economic conditions which make it difficult to estimate growth in our markets and, as a result, future income and expenditures; the telecommunications downturn, which has had and may continue to have a negative effect on our telecom businesses; our dependence on the U.S. Government for a significant portion of our revenues, as the loss of this relationship or a shift in U.S. Government funding could have adverse consequences on our future business; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential changes in U.S. Government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. Government contracts; risks inherent with large long-term fixed price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer demand for financing and customer credit risk; cost reductions, which may not yield the benefits we expect and could have adverse effects on our future business; the impact of competitive products and pricing; risks inherent in developing new technologies; the ability to recruit and retain qualified personnel; and general economic conditions in the markets in which we operate. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media inquiries: Tom Hausman at 321-727-9131, or tom.hausman@harris.com
Investor relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

HARRIS CORPORATION	1025 West NASA Boulevard, Melbourne, FL USA 32919	assuredcommunications™